Exhibit 5

                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

                                   June 1, 1998


The Jones Financial Companies, L.L.L.P.
12555 Manchester Road
St. Louis, Missouri  63131-3729

     Re:   The Jones Financial Companies, L.L.L.P.;
           $68,000,000 Aggregate Amount of Limited Partnership Interests

Ladies and Gentlemen:

     We have acted as counsel for The Jones Financial Companies, L.L.L.P., a Missouri registered limited liability limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement for the above-referenced transaction on Form S-8 (the "Registration Statement") which will be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in connection with the proposed offer and sale of non-voting, non-transferable limited partnership interests (the "Interests") to be issued pursuant to the Partnership's Ninth Amended and Restated Agreement of Registered Limited Liability Limited Partnership dated as of April 1, 1998 (the "Partnership Agreement").

     In connection with the foregoing, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement and the Partnership Agreement. In addition, we have examined such other documents, records and questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing and subject to the limitations and assumptions contained in the description of the offering set forth in the Partnership's offering circular (the "Offering Circular"), we are of the opinion that:

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The Jones Financial Companies, L.L.L.P.
June 1, 1998
Page 2

          (1) The Partnership is a validly existing registered limited liability limited partnership under the laws of the State of Missouri.

          (2) The Interests have been duly authorized by all necessary action and, upon receipt of the consideration for the Interests, such Interests will be legally and validly issued, fully paid and non-assessable, and the holders of such Interests will be entitled to the benefits to which Limited Partners are entitled under the Partnership Agreement.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm in the Registration Statement.

                                      Very truly yours,

                                      /s/ Bryan Cave LLP

                                      BRYAN CAVE LLP